EXHIBIT 32.1
Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes/Oxley Act of 2002
     In connection with the Annual Report of Haemonetics Corporation (the “Company”) on Form 10-K for the fiscal year ending March 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Concannon, President and Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 22, 2009

/s/ BRIAN CONCANNON
Brian Concannon,
President and Chief Executive Officer

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Haemonetics and will be retained by Haemonetics and furnished to the Securities and Exchange Commission or its staff upon request.